Exhibit 8(e)(3): Amendment No. 2 to the Participation Agreement among Pioneer Variable Contracts Trust, Pioneer Funds Distributor, Inc. and United of Omaha Life Insurance Company.

                                AMENDMENT NO. 2

This is Amendment Number 2 (Amendment) to the Participation Agreement (Agreement) dated May 1, 1997, among the Pioneer Variable Contracts Trust (the
Fund), Pioneer Funds Distributor, Inc. (the Distributor) and United of Omaha Life Insurance Company (the Company). This Amendment is effective January 3, 2000.

The Fund, the Distributor and the Company hereby agree to replace Schedule A of the Agreement, which was most recently amended effective August 1, 1999 by inserting the following in its entirety. All other provisions of the Agreement remain in full force and effect.

Schedule A
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
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 Name of Separate Account and Date    Contracts Funded by
 Established by Board of Directors      Separate Account             Designated Portfolios
---------------------------------------------------------------------------------------------------------
                                                               Pioneer Variable Contracts Trust
United of Omaha Life Insurance
 Company                                     6090L                 Capital Growth Portfolio - Class I
Separate Account C (12-1-93)               6500L-0898           Real Estate Growth Portfolio - Class I
(Variable Annuities)                       6090L-0595              Growth Shares Portfolio - Class II
                                                                Growth and Income Portfolio - Class II
                                                                   Equity Income Portfolio - Class II

---------------------------------------------------------------------------------------------------------
                                                               Pioneer Variable Contracts Trust
United of Omaha Life Insurance
 Company                                   6347L-0697              Capital Growth Portfolio - Class I
Separate Account B (8-27-96)               6387L-1197           Real Estate Growth Portfolio - Class I
(Variable Life)                                                    Growth Shares Portfolio - Class II
                                                                Growth and Income Portfolio - Class II
                                                                   Equity Income Portfolio - Class II
---------------------------------------------------------------------------------------------------------

Signed by the parties:
                                   UNITED OF OMAHA LIFE INSURANCE
                                   COMPANY
                                   By its authorized officer,

                                   By:       /s/
                                             -----------------------------------

                                             Richard A. Witt
                                   Title:    Senior Vice President
                                   Date:     2/14/2000

                                   Pioneer Variable Contracts Trust
                                   By its authorized officer,

                                   By:       /s/
                                             -----------------------------------

                                   Title:    Trustee & Executive Vice President
                                   Date:

                                   Pioneer Funds Distributor, Inc.
                                   By its authorized officer,

                                   By:       /s/
                                             -----------------------------------

                                             Steven M. Graziano
                                   Title:    Executive Vice President
                                   Date: